GREENLIGHT RE ANNOUNCES THIRD QUARTER 2024 FINANCIAL RESULTS

Achieves Combined ratio of 95.9% and Net income of $35.2 million;
Leading to Earnings of $1.01 Per Diluted Share;
GRAND CAYMAN, Cayman Islands – November 4, 2024 – Greenlight Capital Re, Ltd. (NASDAQ: GLRE) (“Greenlight Re” or the “Company”) today reported its financial results for the third quarter ended September 30, 2024.

Third Quarter 2024 Highlights (all comparisons are to third quarter 2023 unless noted otherwise):

•Gross premiums written of $168.3 million compared to $183.1 million;
•Net premiums earned of $151.9 million, compared to $163.1 million;
•Net underwriting income of $6.1 million, compared to $14.4 million;
•Total investment income of $28.1 million, compared to $5.1 million;
•Net income of $35.2 million, or $1.01 per diluted ordinary share, compared to $13.5 million, or $0.39 per diluted ordinary share;
•Combined ratio of 95.9%, compared to 91.2%; and
•Fully diluted book value per share increased $1.07, or 6.1%, to $18.72, from $17.65 at June 30, 2024.

Greg Richardson, Chief Executive Officer of Greenlight Re, stated, “Our third quarter results demonstrated Greenlight Re’s disciplined and resilient underwriting approach, achieving profitable performance for the eighth consecutive quarter. Alongside strong investment returns, Greenlight Re recorded a notably strong quarter.”

David Einhorn, Chairman of the Board of Directors, said, “Solasglas generated a net return of 5.2% in the third quarter, while maintaining a conservative exposure to equity markets. Despite significant natural catastrophe events during the quarter, Greenlight Re performed well, with positive performance on both our underwriting and investment activities.”

Third Quarter 2024 Results

Gross premiums written in the third quarter of 2024 were $168.3 million, compared to $183.1 million in the third quarter of 2023. The $14.7 million decrease, or 8.0%, was primarily due to a personal property contract and a Lloyd’s casualty contract that the Company non-renewed during 2024, and was partially offset by growth in the specialty business. Similarly, earned premiums decreased by $11.2 million, or 6.9%, to $151.9 million.

The Company recognized net underwriting income of $6.1 million in the third quarter of 2024, compared to net underwriting income of $14.4 million during the equivalent period in 2023. The combined ratio for the third quarter of 2024 was 95.9%, compared to 91.2% for the equivalent period in 2023. Catastrophe losses, including Hurricane Helene, Central European floods and US severe convective storms, added 9.3% to the combined ratio during the third quarter of 2024.

The Company’s total investment income during the third quarter of 2024 was $28.1 million. The Company’s investment in the Solasglas fund, managed by DME Advisors, returned 5.2%, representing net income of $19.8 million. The Company reported $8.2 million of other investment income, primarily from interest earned on its restricted cash and cash equivalents.

The net income of $35.2 million contributed to the 6.1% increase in fully diluted book value per share for the quarter, which increased to $18.72 per share at September 30, 2024 from $17.65 at June 30, 2024.

During the third quarter of 2024, the Company repurchased 547,402 ordinary shares for $7.5 million under its share repurchase plan.

The following table summarizes the components of the Company’s combined ratio.

	Third Quarter
Underwriting ratios	2024	2023
Loss ratio - current year	65.0%	61.4%
Loss ratio - prior year	(3.7)%	(2.0)%
Loss ratio	61.3%	59.4%
Acquisition cost ratio	30.4%	28.8%
Composite ratio	91.7%	88.2%
Underwriting expense ratio	4.2%	3.0%
Combined ratio	95.9%	91.2%
Greenlight Capital Re, Ltd. Third Quarter 2024 Earnings Call

Greenlight Re will host a live conference call to discuss its financial results on Tuesday, November 5, 2024, at 9:00 a.m. Eastern Time. Dial-in details:

U.S. toll free             1-877-407-9753
International            1-201-493-6739

The conference call can also be accessed via webcast at:
https://event.webcasts.com/starthere.jsp?ei=1692074&tp_key=a944f284f8

A telephone replay will be available following the call through November 11, 2024.  The replay of the call may be accessed by dialing 1-877-660-6853 (U.S. toll free) or 1-201-612-7415 (international), access code 13749374. An audio file of the call will also be available on the Company’s website, www.greenlightre.com.

2024 Investor Day

As previously announced, the Company will host its 2024 Investor Day in New York City on Tuesday, November 19, 2024, at 12:00 noon Eastern Time. The event will include a luncheon, detailed presentation from members of the executive management team, and opportunities for live interaction during the Q&A segment.

Attendees must register in advance. To register, please contact Karin Daly, Greenlight Capital Re’s investor relations representative at IR@greenlightre.ky.

The 2024 Investor Day will be held exclusively in-person. An archived webcast will become available on the Company’s website following the event.

###

Non-GAAP Financial Measures
In presenting the Company’s results, management has included financial measures that are not calculated under standards or rules that comprise accounting principles generally accepted in the United States (GAAP). Such measures, including fully diluted book value per share and net underwriting income (loss), are referred to as non-GAAP measures. These non-GAAP measures may be defined or calculated differently by other companies. Management believes these measures allow for a more thorough understanding of the underlying business. These non-GAAP measures may not be comparable to similarly titled measures reported by other companies and should be used to monitor our results and should be considered in addition to, and not viewed as a substitute for those measures determined in accordance with GAAP. Reconciliations of such measures to the most comparable GAAP figures are included in the attached financial information in accordance with Regulation G.

Forward-Looking Statements
This news release contains forward-looking statements concerning Greenlight Capital Re, Ltd. and/or its subsidiaries (the “Company”) within the meaning of the U.S. federal securities laws. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in the U.S. federal securities laws. These statements involve risks and uncertainties that could cause actual results to differ materially from those contained in forward-looking statements made on the Company’s behalf. These risks and uncertainties include a downgrade or withdrawal of our A.M. Best ratings; any suspension or revocation of any of our licenses; losses from catastrophes; the loss of significant brokers; the performance of Solasglas Investments, LP; the carry values of our investments made under our Greenlight Re Innovations pillar may differ significantly from those that would be used if we carried these investments at fair value; and other factors described in our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on March 5, 2024, as those factors may be updated from time to time in our periodic and other filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. The Company undertakes no obligation to publicly update or revise any forward-looking statements, which speak only as to the date of this release, whether as a result of new information, future events, or otherwise, except as provided by law.

About Greenlight Capital Re, Ltd.
Greenlight Re (www.greenlightre.com) provides multiline property and casualty insurance and reinsurance through its licensed and regulated reinsurance entities in the Cayman Islands and Ireland, and its Lloyd’s platform, Greenlight Innovation Syndicate 3456. The Company complements its underwriting activities with a non-traditional investment approach designed to achieve higher rates of return over the long term than reinsurance companies that exclusively employ more traditional investment strategies. The Company’s innovations unit, Greenlight Re Innovations, supports technology innovators in the (re)insurance space by providing investment capital, risk capacity, and access to a broad insurance network.

Investor Relations Contact
Karin Daly
Vice President, The Equity Group Inc.
(212) 836-9623
IR@greenlightre.ky

GREENLIGHT CAPITAL RE, LTD.
CONDENSED CONSOLIDATED BALANCE SHEETS
(expressed in thousands of U.S. dollars, except per share and share amounts)

	September 30, 2024	December 31, 2023
	(UNAUDITED)
Assets
Investments
Investment in related party investment fund, at fair value	$397,888	$258,890
Other investments	73,559	73,293
Total investments	471,447	332,183
Cash and cash equivalents	54,642	51,082
Restricted cash and cash equivalents	567,091	604,648
Reinsurance balances receivable (net of allowance for expected credit losses)	718,719	619,401
Loss and loss adjustment expenses recoverable (net of allowance for expected credit losses)	65,947	25,687
Deferred acquisition costs	82,206	79,956
Unearned premiums ceded	35,270	17,261
Other assets	6,364	5,089
Total assets	$2,001,686	$1,735,307
Liabilities and equity
Liabilities
Loss and loss adjustment expense reserves	$811,152	$661,554
Unearned premium reserves	347,103	306,310
Reinsurance balances payable	88,152	68,983
Funds withheld	20,788	17,289
Other liabilities	8,491	11,795
Debt	62,582	73,281
Total liabilities	1,338,268	1,139,212
Shareholders' equity
Ordinary share capital (par value $0.10; issued and outstanding, 34,832,493) (2023: par value $0.10; issued and outstanding, 35,336,732)	$3,483	$3,534
Additional paid-in capital	481,672	484,532
Retained earnings	178,263	108,029
Total shareholders' equity	663,418	596,095
Total liabilities and equity	$2,001,686	$1,735,307

GREENLIGHT CAPITAL RE, LTD.
CONDENSED CONSOLIDATED RESULTS OF OPERATIONS
(UNAUDITED)
(expressed in thousands of U.S. dollars, except percentages and per share amounts)

	Three months ended September 30		Nine months ended September 30
	2024	2023	2024	2023
Underwriting revenue
Gross premiums written	$168,346	$183,074	$554,579	$524,472
Gross premiums ceded	(26,598)	(14,789)	(64,611)	(35,740)
Net premiums written	141,748	168,285	489,968	488,732
Change in net unearned premium reserves	10,136	(5,175)	(18,150)	(43,030)
Net premiums earned	$151,884	$163,110	$471,818	$445,702
Underwriting related expenses
Net loss and loss adjustment expenses incurred:
Current year	$98,820	$100,143	$305,467	$273,570
Prior year	(5,654)	(3,300)	(943)	10,502
Net loss and loss adjustment expenses incurred	93,165	96,843	304,524	284,072
Acquisition costs	46,162	46,933	138,226	126,702
Underwriting expenses	6,073	4,639	18,223	14,046
Deposit interest expense (income), net	377	278	1,020	645
Net underwriting income (1)	$6,107	$14,417	$9,825	$20,237

Income (loss) from investment in Solasglas	$19,844	$(1,853)	$42,422	$27,791
Net investment income	8,244	6,958	24,611	24,705
Total investment income	$28,088	$5,105	$67,033	$52,496

Corporate expenses	$4,253	$3,266	$13,334	$13,820
Foreign exchange losses (gains)	(5,826)	1,999	(3,245)	(7,661)
Other income, net	(2,210)	(706)	(9,969)	(5,738)
Interest expense	2,018	1,457	4,827	2,977
Income tax expense	723	29	1,677	111
Net income	$35,237	$13,477	$70,234	$69,224

Earnings per share
Basic	$1.03	$0.40	$2.05	$2.03
Diluted	$1.01	$0.39	$2.02	$1.99

Underwriting ratios:
Loss ratio - current year	65.0%	61.4%	64.7%	61.4%
Loss ratio - prior year	(3.7)%	(2.0)%	(0.2)%	2.4%
Loss ratio	61.3%	59.4%	64.5%	63.8%
Acquisition cost ratio	30.4%	28.8%	29.3%	28.4%
Composite ratio	91.7%	88.2%	93.8%	92.2%
Underwriting expense ratio	4.2%	3.0%	4.1%	3.3%
Combined ratio	95.9%	91.2%	97.9%	95.5%
1 Net underwriting income is a non-GAAP financial measure. See “ Key Financial Measures and Non-GAAP Measures” below for discussion and reconciliation of non-GAAP financial measures.

The following tables present the Company’s net premiums earned and underwriting ratios by line of business:

	Three months ended September 30				Three months ended September 30
	2024				2023
	Property	Casualty	Other	Total	Property	Casualty	Other	Total
	($ in thousands except percentage)
Net premiums earned	$19,134	$83,079	$49,671	$151,884	$24,362	$93,514	$45,234	$163,110
Underwriting ratios:
Loss ratio	112.4%	52.7%	56.1%	61.3%	54.1%	67.4%	45.6%	59.4%
Acquisition cost ratio	19.9	34.0	28.4	30.4	17.7	31.9	28.2	28.8
Composite ratio	132.3%	86.7%	84.5%	91.7%	71.8%	99.3%	73.8%	88.2%
Underwriting expense ratio				4.2				3.0
Combined ratio				95.9%				91.2%

	Nine months ended September 30				Nine months ended September 30
	2024				2023
	Property	Casualty	Other	Total	Property	Casualty	Other	Total
	($ in thousands except percentage)
Net premiums earned	$60,610	$263,872	$147,336	$471,818	$63,854	$259,075	$122,773	$445,702
Underwriting ratios:
Loss ratio	90.1%	61.5%	59.4%	64.5%	81.6%	67.0%	47.5%	63.8%
Acquisition cost ratio	17.1	32.6	28.3	29.3	18.5	31.0	28.2	28.4
Composite ratio	107.2%	94.1%	87.7%	93.8%	100.1%	98.0%	75.7%	92.2%
Underwriting expense ratio				4.1				3.3
Combined ratio				97.9%				95.5%

GREENLIGHT CAPITAL RE, LTD.
KEY FINANCIAL MEASURES AND NON-GAAP MEASURES

Management uses certain key financial measures, some of which are not prescribed under U.S. GAAP rules and standards (“non-GAAP financial measures”), to evaluate our financial performance, financial position, and the change in shareholder value. Generally, a non-GAAP financial measure, as defined in SEC Regulation G, is a numerical measure of a company’s historical or future financial performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented under U.S. GAAP. We believe that these measures, which may be calculated or defined differently by other companies, provide consistent and comparable metrics of our business performance to help shareholders understand performance trends and facilitate a more thorough understanding of the Company’s business. Non-GAAP financial measures should not be viewed as substitutes for those determined under U.S. GAAP.

The key non-GAAP financial measures used in this news release are:
•Fully diluted book value per share; and
•Net underwriting income (loss).

These non-GAAP financial measures are described below.

Fully Diluted Book Value Per Share

Our primary financial goal is to increase fully diluted book value per share over the long term. We use fully diluted book value as a financial measure in our incentive compensation plan.

We believe that long-term growth in fully diluted book value per share is the most relevant measure of our financial performance because it provides management and investors a yardstick to monitor the shareholder value generated. Fully diluted book value per share may also help our investors, shareholders, and other interested parties form a basis of comparison with other companies within the property and casualty reinsurance industry. Fully diluted book value per share should not be viewed as a substitute for the most comparable U.S. GAAP measure, which in our view is the basic book value per share.

We calculate basic book value per share as (a) ending shareholders' equity, divided by (b) the total ordinary shares issued and outstanding, as reported in the consolidated financial statements. Fully diluted book value per share represents basic book value per share combined with any dilutive impact of in-the-money stock options (assuming net exercise) and all outstanding restricted stock units “RSUs”. We believe these adjustments better reflect the ultimate dilution to our shareholders.

The following table presents a reconciliation of the fully diluted book value per share to basic book value per share (the most directly comparable U.S. GAAP financial measure):

	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023
Numerator for basic and fully diluted book value per share:
Total equity as reported under U.S. GAAP	$663,418	$634,020	$624,458	$596,095	$575,865
Denominator for basic and fully diluted book value per share:
Ordinary shares issued and outstanding as reported and denominator for basic book value per share	34,832,493	35,321,144	35,321,144	35,336,732	35,337,407
Add: In-the-money stock options (1) and all outstanding RSUs	602,013	594,612	585,334	264,870	312,409
Denominator for fully diluted book value per share	35,434,506	35,915,756	35,906,478	35,601,602	35,649,816

Basic book value per share	$19.05	$17.95	$17.68	$16.87	$16.30
Fully diluted book value per share	$18.72	$17.65	$17.39	$16.74	$16.15
(1) Assuming net exercise by the grantee.

Net Underwriting Income (Loss)

One way that we evaluate the Company’s underwriting performance is by measuring net underwriting income (loss). We do not use premiums written as a measure of performance. Net underwriting income (loss) is a performance measure used by management to evaluate the fundamentals underlying the Company’s underwriting operations. We believe that the use of net underwriting income (loss) enables investors and other users of the Company’s financial information to analyze our performance in a manner similar to how management analyzes performance. Management also believes this measure follows industry practice and allows the users of financial information to compare the Company’s performance with that of our industry peer group.

Net underwriting income (loss) is considered a non-GAAP financial measure because it excludes items used to calculate net income before taxes under U.S. GAAP. We calculate net underwriting income (loss) as net premiums earned less net loss and loss adjustment expenses, acquisition costs, underwriting expenses (including related G&A expenses), and deposit interest expense, plus deposit interest income. The measure excludes, on a recurring basis: (1) investment income (loss); (2) other income (expense) not related to underwriting, including foreign exchange gains or losses, and Lloyd’s interest income and expense; (3) corporate G&A expenses; and (4) interest expense. We exclude total investment income or loss, foreign exchange gains or losses, and Lloyd’s interest income or expense as we believe these items are influenced by market conditions and other factors unrelated to underwriting decisions. Additionally, we exclude corporate G&A and interest expenses because these costs are generally fixed and not incremental to or directly related to our underwriting operations. We believe all of these amounts are largely independent of our underwriting process, and including them could hinder the analysis of trends in our underwriting operations. Net underwriting income (loss) should not be viewed as a substitute for U.S. GAAP net income before income taxes.

The reconciliations of net underwriting income to income before income taxes (the most directly comparable U.S. GAAP financial measure) on a consolidated basis are shown below:

	Three months ended September 30		Nine months ended September 30
	2024	2023	2024	2023
	($ in thousands)
Income before income tax	$35,960	$13,506	$71,911	$69,335
Add (subtract):
Total investment income	(28,088)	(5,105)	(67,033)	(52,496)
Foreign exchange losses (gains)	(5,826)	1,999	(3,245)	(7,661)
Other non-underwriting income	(2,210)	(706)	(9,969)	(5,738)
Corporate expenses	4,253	3,266	13,334	13,820
Interest expense	2,018	1,457	4,827	2,977
Net underwriting income	$6,107	$14,417	$9,825	$20,237